Exhibit 23.3

CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ

We consent to the reference to our firm under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement on Form S-4 (File No. 333-160508) and related prospectus filed by Citizens Republic Bancorp, Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Wachtell, Lipton, Rosen & Katz
New York, New York
July 30, 2009